EXHIBIT 4.1
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                              AMENDED AND RESTATED

                        SHAREHOLDER RIGHTS PLAN AGREEMENT

                           DATED AS OF APRIL 28, 2004

                                     BETWEEN

                               ENCANA CORPORATION

                                       AND

                            CIBC MELLON TRUST COMPANY

                                 AS RIGHTS AGENT



                                Bennett Jones LLP





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             AMENDED AND RESTATED SHAREHOLDER RIGHTS PLAN AGREEMENT

                                TABLE OF CONTENTS


ARTICLE 1 - INTERPRETATION.....................................................1

   1.1   CERTAIN DEFINITIONS...................................................1
   1.2   CURRENCY.............................................................13
   1.3   HEADINGS.............................................................13
   1.4   CALCULATION OF NUMBER AND PERCENTAGE OF BENEFICIAL OWNERSHIP
         OF OUTSTANDING VOTING SHARES.........................................13
   1.5   ACTING JOINTLY OR IN CONCERT.........................................13
   1.6   GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.............................13

ARTICLE 2 - THE RIGHTS........................................................14

   2.1   ISSUE OF RIGHTS AND CONVERTIBLE RIGHTS; LEGEND ON
         COMMON SHARE CERTIFICATES............................................14
   2.2   INITIAL EXERCISE PRICE; EXERCISE OF RIGHTS; DETACHMENT OF RIGHTS.....14
   2.3   ADJUSTMENTS TO EXERCISE PRICE; NUMBER OF RIGHTS......................17
   2.4   DATE ON WHICH EXERCISE IS EFFECTIVE..................................21
   2.5   EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS
         CERTIFICATES.........................................................21
   2.6   REGISTRATION, TRANSFER AND EXCHANGE..................................22
   2.7   MUTILATED, DESTROYED, LOST AND STOLEN RIGHTS CERTIFICATES............22
   2.8   PERSONS DEEMED OWNERS OF RIGHTS......................................23
   2.9   DELIVERY AND CANCELLATION OF CERTIFICATES............................23
   2.10  AGREEMENT OF RIGHTS HOLDERS..........................................24
   2.11  RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER...................24

ARTICLE 3 - ADJUSTMENTS TO THE RIGHTS.........................................25

   3.1   FLIP-IN EVENT........................................................25

ARTICLE 4 - THE RIGHTS AGENT..................................................26

   4.1   GENERAL..............................................................26
   4.2   MERGER, AMALGAMATION OR CONSOLIDATION OR CHANGE OF NAME
         OF RIGHTS AGENT......................................................27
   4.3   DUTIES OF RIGHTS AGENT...............................................27
   4.4   CHANGE OF RIGHTS AGENT...............................................29

ARTICLE 5 - MISCELLANEOUS.....................................................29

   5.1   REDEMPTION AND WAIVER................................................29
   5.2   EXPIRATION...........................................................31
   5.3   ISSUANCE OF NEW RIGHTS CERTIFICATES..................................31
   5.4   SUPPLEMENTS AND AMENDMENTS...........................................31
   5.5   FRACTIONAL RIGHTS AND FRACTIONAL SHARES..............................33
   5.6   RIGHTS OF ACTION.....................................................33
   5.7   REGULATORY APPROVALS.................................................33
   5.8   DECLARATION AS TO NON-CANADIAN OR NON-U.S. HOLDERS...................33
   5.9   NOTICES..............................................................34
   5.10  COSTS OF ENFORCEMENT.................................................35
   5.11  SUCCESSORS...........................................................35
   5.12  BENEFITS OF THIS AGREEMENT...........................................35
   5.13  GOVERNING LAW........................................................35
   5.14  SEVERABILITY.........................................................35
   5.15  COMING INTO EFFECT...................................................35
   5.16  RECONFIRMATION.......................................................35
   5.17  DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS.................36
   5.18  TIME OF THE ESSENCE..................................................36

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                                       ii


   5.19  EXECUTION IN COUNTERPARTS............................................36

ARTICLE 6 - CONVERTIBLE RIGHTS................................................36

   6.1   CONVERTIBLE SHARE CERTIFICATES.......................................36
   6.2   CONVERSION OF CONVERTIBLE RIGHTS.....................................36
   6.3   PERSONS DEEMED OWNERS................................................36
   6.4   AGREEMENT OF CONVERTIBLE RIGHTS HOLDERS..............................37
         ATTACHMENT 1.........................................................38
         FORM OF ASSIGNMENT...................................................40
         FORM OF ELECTION TO EXERCISE.........................................41
         CERTIFICATE..........................................................42
         NOTICE...............................................................42


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             AMENDED AND RESTATED SHAREHOLDER RIGHTS PLAN AGREEMENT

         MEMORANDUM OF AGREEMENT dated as of April 28, 2004 and between EnCana Corporation (formerly, PanCanadian Energy Corporation) (the "Corporation"), a corporation incorporated under the CANADA BUSINESS CORPORATIONS ACT and CIBC Mellon Trust Company, a trust company incorporated under the laws of Canada (the "Rights Agent") which amends and restates the agreement dated as of July 30, 2001 and as previously amended and restated as of September 13, 2001 between such parties;

         WHEREAS in connection with the completion of the Plan of Arrangement pursuant to the Arrangement Agreement, the Board of Directors determined that it was in the best interests of the Corporation to adopt a shareholder rights plan to ensure, to the extent possible, that all shareholders of the Corporation are treated fairly in connection with any take-over bid for the Corporation;

         AND WHEREAS the Corporation and the Rights Agent entered into a Shareholder Rights Plan Agreement dated as of July 30, 2001 and amended and restated as of September 13, 2001 (the "Original Agreement") which was approved by the shareholders of the Corporation at the special meeting held on September 26, 2001;

         AND WHEREAS the Original Agreement is to be in place for a period of ten years from July 30, 2001, subject to the Agreement being reconfirmed by the shareholders of the Corporation every three years after the annual meeting of shareholders of theCrporation in 2001;

         AND WHEREAS the Corporation and the Rights Agent wish to effect certain amendments to update and restate the Original Agreement in its entirety to be on the terms and conditions and in the form of this Agreement to take effect immediately upon receipt of approval of the shareholders of the Corporation and the reconfirmation of this Agreement by the shareholders of the Corporation at the annual and special meeting of shareholders held on April 28, 2004 or any adjournment or postponement thereof;

         AND WHEREAS each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein;

         AND WHEREAS the Corporation desires to confirm its appointment of the Rights Agent to act on behalf of the Corporation and the holders of Rights and Convertible Rights, and the Rights Agent is willing to continue to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates, the exercise of Rights and Convertible Rights and other matters referred to herein;

         NOW THEREFORE, in consideration of the premises and the respective covenants and agreements set forth herein, and subject to such covenants and agreements, the parties hereby agree as follows:


                                    ARTICLE 1
                                 INTERPRETATION

1.1      CERTAIN DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings indicated:

         (a) "ACQUIRING PERSON" means any Person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares provided, however, that the term "Acquiring Person" shall not include:

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                  (i)      the Corporation or any Subsidiary of the Corporation;

                  (ii) any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of one or any combination of (A) a Voting Share Reduction, (B) Permitted Bid Acquisitions, (C) an Exempt Acquisition or (D) Pro Rata Acquisitions; provided, however, that if a Person becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares by reason of one or any combination of the operation of (A), (B), (C) or (D) above and such Person's Beneficial Ownership of Voting Shares thereafter increases by more than 1.0% of the number of Voting Shares outstanding (other than pursuant to one or any combination of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition), then as of the date such Person becomes the Beneficial Owner of such additional Voting Shares, such Person shall become an "Acquiring Person";

                  (iii) for a period of ten days after the Disqualification Date (as defined below), any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of such Person becoming disqualified from relying on Paragraph 1.1(g)(v) solely because such Person or the Beneficial Owner of such Voting Shares is making or has announced an intention to make a Take-over Bid, either alone or by acting jointly or in concert with any other Person. For the purposes of this definition, "Disqualification Date" means the first date of public announcement that any Person is making or has announced an intention to make a Take-over Bid;

                  (iv) an underwriter or member of a banking or selling group that becomes the Beneficial Owner of 20% or more of the Voting Shares in connection with a distribution of securities of the Corporation;

                  (v) a Person (a "Grandfathered Person") who is the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation determined as at the Record Time, provided, however, that this exception shall not be, and shall cease to be, applicable to a Grandfathered Person in the event that such Grandfathered Person shall, after the Record Time, become the Beneficial Owner of additional Voting Shares of the Corporation that increases its Beneficial Ownership of Voting Shares by more than 1% of the number of Voting Shares outstanding as at the Record Time (other than pursuant to one or any combination of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition); or

                  (vi) on or prior to the Effective Date, Canadian Pacific Limited or any of its Affiliates or the owner of the initial Common Share of the Corporation.

         (b) "AFFILIATE" when used to indicate a relationship with a Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person;

         (c) "AGREEMENT" means the shareholder rights plan agreement dated as of July 30, 2001 between the Corporation and the Rights Agent, as amended and restated as of September 13, 2001 and as of April 28, 2004 and as the same may be further amended or supplemented from time to time; "hereof", "herein", "hereto" and similar expressions mean and refer to this Agreement as a whole and not to any particular part of this Agreement;

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                                      -3-


         (d) "ANNUAL CASH DIVIDEND" means cash dividends paid in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of:

                  (i) 200 per cent of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year;

                  (ii) 300 per cent of the arithmetic mean of the aggregate amounts of the annual cash dividends declared payable by the Corporation on its Common Shares in its three immediately preceding fiscal years; and

                  (iii) 100 per cent of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year;

         (e) "ARRANGEMENT AGREEMENT" means the Arrangement Agreement made as of July 30, 2001 among the Corporation, Canadian Pacific Limited, Canadian Pacific Railway Limited, CP Ships Limited, FHR Investments Inc., Fording Arrangement Inc., Canadian Pacific Railway Company, CP Ships Holdings Inc., Canadian Pacific Hotels & Resorts Inc., Fording Inc. and PanCanadian Petroleum Limited providing for the implementation of the Plan of Arrangement;

         (f) "ASSOCIATE" means, when used to indicate a relationship with a specified Person, a spouse of that Person, any Person of the same or opposite sex with whom that Person is living in a conjugal relationship outside marriage, a child of that Person or a relative of that Person if that relative has the same residence as that Person;

         (g) A Person shall be deemed the "BENEFICIAL OWNER" of, and to have "BENEFICIAL OWNERSHIP" of, and to "BENEFICIALLY OWN",

                  (i) any securities as to which such Person or any of such Person's Affiliates or Associates is the owner at law or in equity;

                  (ii) any securities as to which such Person or any of such Person's Affiliates or Associates has the right to become the owner at law or in equity (whether such right is exercisable immediately or within a period of 60 days thereafter and whether or not on condition or the happening of any contingency or the making of any payment) pursuant to any agreement, arrangement, pledge or understanding, whether or not in writing (other than (x) customary agreements with and between underwriters and/or banking group members and/or selling group members with respect to a public offering or private placement of securities and (y) pledges of securities in the ordinary course of business), or upon the exercise of any conversion right, exchange right, share purchase right (other than the Rights), warrant or option; or

                  (iii) any securities which are Beneficially Owned within the meaning of Clauses 1.1(g)(i) and (ii) by any other Person with whom such Person is acting jointly or in concert;

                  provided, however, that a Person shall not be deemed the "BENEFICIAL OWNER" of, or to have "BENEFICIAL OWNERSHIP" of, or to "BENEFICIALLY OWN", any security:

                  (iv) where such security has been agreed to be deposited or tendered pursuant to a Lock-up Agreement or is otherwise deposited to any Take-over Bid made by such Person, made by any of such Person's Affiliates or Associates or made by

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                                      -4-


                           any other Person acting jointly or in concert with such Person until such deposited or tendered security has been taken up or paid for, whichever shall first occur;

                  (v) where such Person, any of such Person's Affiliates or Associates or any other Person acting jointly or in concert with such Person holds such security provided that:

                           (A) the ordinary business of any such Person (the "Investment Manager") includes the management of mutual funds or investment funds for others (which others, for greater certainty, may include or be limited to one or more employee benefit plans or pension plans) and such security is held by the Investment Manager in the ordinary course of such business in the performance of such Investment Manager's duties for the account of any other Person (a "Client"), including the acquisition or holding of securities in a non-discretionary account held on behalf of a Client by a broker or dealer registered under applicable securities laws;

                           (B) such Person (the "Trust Company") is licensed to carry on the business of a trust company under applicable laws and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each an "Estate Account") or in relation to other accounts (each an "Other Account") and holds such security in the ordinary course of such duties for such Estate Account or for such Other Accounts;

                           (C) such Person is established by statute for purposes that include, and the ordinary business or activity of such Person (the "Statutory Body") includes, the management of investment funds for employee benefit plans, pension plans, insurance plans or various public bodies;

                           (D) such Person (the "Administrator") is the administrator or trustee of one or more pension funds or plans (a "Plan"), or is a Plan, registered or qualified under the laws of Canada or any Province thereof or the laws of the United States of America or any State thereof; or

                           (E) such Person (the "Crown Agent") is a Crown agent or agency;

                           provided, in any of the above cases, that the Investment Manager, the Trust Company, the Statutory Body, the Administrator, the Plan or the Crown Agent, as the case may be, is not then making a Take-over Bid or has not then announced an intention to make a Take-over Bid alone or acting jointly or in concert with any other Person, other than an Offer to Acquire Voting Shares or other securities (x) pursuant to a distribution by the Corporation, (y) by means of a Permitted Bid or (z) by means of ordinary market transactions (including prearranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange or organized over-the-counter market;

                  (vi) where such Person is (A) a Client of the same Investment Manager as another Person on whose account the Investment Manager holds such security, (B) an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds such security or (C) a Plan

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                                      -5-


                           with the same Administrator as another Plan on whose account the Administrator holds such security;

                  (vii) where such Person is (A) a Client of an Investment Manager and such security is owned at law or in equity by the Investment Manager, (B) an Estate Account or an Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company or (C) a Plan and such security is owned at law or in equity by the Administrator of the Plan; or

                  (viii) where such Person is a registered holder of such security as a result of carrying on the business of, or acting as a nominee of, a securities depositary;

         (h) "BOARD OF DIRECTORS" means the board of directors of the Corporation or any duly constituted and empowered committee thereof;

         (i) "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banking institutions in Calgary are authorized or obligated by law to close;

         (j) "CBCA" means the CANADA BUSINESS CORPORATIONS ACT, R.S.C. 1985, C. 44, as amended, and the regulations made thereunder, and any comparable or successor laws or regulations thereto;

         (k) "CANADIAN DOLLAR EQUIVALENT" of any amount which is expressed in United States Dollars means, on any date, the Canadian dollar equivalent of such amount determined by multiplying such amount by the U.S. - Canadian Exchange Rate in effect on such date;

         (l) "CANADIAN - U.S. EXCHANGE RATE" means, on any date, the inverse of the U.S. - Canadian Exchange Rate in effect on such date;

         (m) "CLOSE OF BUSINESS" on any given date means the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the principal transfer office in Calgary of the transfer agent for the Common Shares (or, after the Separation Time, the principal transfer office in Calgary of the Rights Agent) is closed to the public;

         (n) "COMMON SHARES" means the common shares in the capital of the Corporation;

         (o)      "COMPETING PERMITTED BID" means a Take-over Bid that:

                  (i) is made after a Permitted Bid has been made and prior to the expiry of the Permitted Bid;

                  (ii) satisfies all components of the definition of a Permitted Bid other than the requirements set out in Subparagraph 1.1(nn)(ii)(A) of the definition of a Permitted Bid; and

                  (iii) contains, and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified condition that no Voting Shares will be taken up or paid for pursuant to the Take-over Bid prior to the close of business on a date that is no earlier than the later of: (A) the 60th day after the date on which the earliest Permitted Bid which preceded the Competing Permitted Bid was made; and
                           (B) 35 days after the date of the Take-over Bid constituting the Competing Permitted Bid;

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         (p)      "CONTROLLED" a Person is "controlled" by another Person or two or more other Persons acting jointly or in concert if:

                  (i) in the case of a body corporate, securities entitled to vote in the election of directors of such body corporate carrying more than 50% of the votes for the election of directors are held, directly or indirectly, by or for the benefit of the other Person or Persons and the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such body corporate; or

                  (ii) in the case of a Person which is not a body corporate, more than 50% of the voting or equity interests of such entity are held, directly or indirectly, by or for the benefit of the other Person or Persons;

                  and "controls", "controlling" and "under common control with" shall be interpreted accordingly;

         (q) "CONVERTIBLE RIGHT" means a right to receive a Right upon the terms and subject to the conditions set forth in this Agreement;

         (r) "CONVERTIBLE SHARES" means the voting convertible shares in the capital of the Corporation, each of which is convertible into one Common Share, referred to in the Plan of Arrangement;

         (s) "CO-RIGHTS AGENTS" has the meaning ascribed thereto in Subsection 4.1(a);

         (t) "DISPOSITION DATE" has the meaning ascribed thereto in Subsection 5.1(h);

         (u) "DIVIDEND REINVESTMENT ACQUISITION" means an acquisition of Voting Shares pursuant to a Dividend Reinvestment Plan;

         (v) "DIVIDEND REINVESTMENT PLAN" means a regular dividend reinvestment or other plan of the Corporation made available by the Corporation to holders of its securities or holders of securities of a Subsidiary where such plan permits the holder to direct that some or all of:

                  (i) dividends paid in respect of shares of any class of the Corporation or a Subsidiary;

                  (ii) proceeds of redemption of shares of the Corporation or a Subsidiary;

                  (iii) interest paid on evidences of indebtedness of the Corporation or a Subsidiary; or

                  (iv)     optional cash payments;

                  be applied to the purchase from the Corporation of Voting Shares;

         (w) "ELECTION TO EXERCISE" has the meaning ascribed thereto in Paragraph 2.2(d)(ii);

         (x) "EFFECTIVE DATE" means the date the Plan of Arrangement takes effect;

         (y) "EXEMPT ACQUISITION" means a share acquisition in respect of which the Board of Directors has waived the application of
                  Section 3.1 pursuant to the provisions of Subsections 5.1(a) or (h);

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         (z)      "EXERCISE PRICE" means, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right which, until adjustment thereof in accordance with the terms hereof, shall be five times the weighted average trading price of the Common Shares during the first five consecutive trading days on which the Common Shares trade on the TSX;

         (aa) "EXPANSION FACTOR" has the meaning ascribed thereto in Paragraph 2.3(a)(x);

         (bb) "EXPIRATION TIME" means the close of business on that date which is the earlier of the date of termination of this Agreement pursuant to Section 5.15 or, if this Agreement is confirmed pursuant to Section 5.15, the date of termination of this Agreement pursuant to Section 5.16 or, if this Agreement is reconfirmed pursuant to Section 5.16, the close of business on the tenth anniversary following the Record Time;

         (cc) "FLIP-IN EVENT" means a transaction or other event, including the occurrence of the Effective Date, in or pursuant to which any Person becomes an Acquiring Person;

         (dd)     "HOLDER" has the meaning ascribed thereto in Section 2.8;

         (ee) "INDEPENDENT SHAREHOLDERS" means holders of Voting Shares, other than:

                  (i)      any Acquiring Person;

                  (ii) any Offeror (other than any Person who, by virtue of Paragraph 1.1(g)(v), is not deemed to Beneficially Own the Voting Shares held by such Person);

                  (iii) any Affiliate or Associate of any Acquiring Person or Offeror;

                  (iv) any Person acting jointly or in concert with any Acquiring Person or Offeror; and

                  (v) any employee benefit plan, deferred profit sharing plan, stock participation plan and any other similar plan or trust for the benefit of employees of the Corporation or a Subsidiary unless the beneficiaries of the plan or trust direct the manner in which the Voting Shares are to be voted or withheld from voting or direct whether the Voting Shares are to be tendered to a Take-over Bid;

         (ff) "LOCK-UP AGREEMENT" means an agreement between an Offeror, any of its Affiliates or Associates or any other Person acting jointly or in concert with the Offeror and a Person (the "Locked-up Person") who is not an Affiliate or Associate of the Offeror or a Person acting jointly or in concert with the Offeror whereby the Locked-up Person agrees to deposit or tender the Voting Shares held by the Locked-up Person to the Offeror's Take-over Bid or to any Take-over Bid made by any of the Offeror's Affiliates or Associates or made by any other Person acting jointly or in concert with the Offeror (the "Subject Bid") provided that:

                  (i) the agreement permits the Locked-up Person to withdraw the Voting Shares from the agreement in order to tender or deposit the Voting Shares to another Take-over Bid or to support another transaction that in either case will provide greater value to the Locked-up Person than the Subject Bid; or

                  (ii) (a) the agreement permits the Locked-up Person to withdraw the Voting Shares from the agreement in order to tender or deposit the Voting Shares to another Take-over Bid or to support another transaction that contains an offering price for each Voting Share that exceeds by as much as or more than a specified amount (the "Specified Amount") the offering price for

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                           each Voting Share contained in or proposed to be
                           contained in the Subject Bid; and (b) the agreement does not by its terms provide for a Specified Amount that is greater than 7% of the offering price contained in or proposed to be contained in the Subject Bid;

                           and, for greater clarity, an agreement may contain a right of first refusal or require a period of delay to give an offeror an opportunity to match a higher price in another Take-over Bid or other similar limitation on a Locked-up Person as long as the Locked-up Person can accept another bid or tender to another transaction; and

                  (iii) no "break-up" fees, "top-up" fees, penalties, expenses or other amounts that exceed in the aggregate the greater of:

                           (A)    2 1/2% of the price or value of the
                                  consideration payable under the Subject Bid to the Locked-up Person; and

                           (B) 50% of the amount by which the price or value of the consideration payable under another Take-over Bid or transaction to the Locked-up Person exceeds the price or value of the consideration that such Locked-up Person would have received under the Subject Bid;

                           shall be payable by such Locked-up Person pursuant to the agreement in the event such Locked-up Person fails to deposit or tender the Voting Shares to the Subject Bid or withdraws the Voting Shares previously tendered thereto in order to deposit or tender such Voting Shares to another Take-over Bid or support another transaction.

         (gg) "MARKET PRICE" per share of any securities on any date of determination means the average of the daily closing prices per share of the securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused the closing prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing price on the date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the closing price on the date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The closing price per share of any securities on any date shall be:

                  (i) the closing board lot sale price or, in case no such sale takes place on such date, the average of the closing bid and asked prices for each of the securities as reported by the principal Canadian stock exchange (as determined by volume of trading) on which the securities are listed or admitted to trading;

                  (ii) if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian stock exchange, the last sale price or, in case no such sale takes place on the date, the average of the closing bid and asked prices for each of the securities as reported by the principal national United

                           States securities exchange (as determined by volume of trading) on which the securities are listed or admitted to trading;

                  (iii) if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian stock exchange or a national United States securities exchange, the last sale price or, in case no sale takes place on such date, the average of the high bid and low asked prices for each of the securities in the over-the-counter market, as quoted by any recognized reporting system then in use; or

                  (iv) if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian stock exchange or a national United States securities exchange or quoted by any reporting system, the average of the closing bid and asked prices as furnished by a recognized professional market maker making a market in the securities;

                  provided, however, that if for any reason none of such prices is available on such day, the closing price per share of the securities on such date means the fair value per share of the securities on such date as determined by an internationally recognized investment dealer or investment banker; provided further that if an event of a type analogous to any of the events described in Section 2.3 hereof has caused any price used to determine the Market Price on any Trading Day not to be fully comparable with the price as so determined on the Trading Day immediately preceding such date of determination, each price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section
                  2.3 hereof in order to make it fully comparable with the price on the Trading Day immediately preceding such date of determination. The Market Price shall be expressed in Canadian dollars and, if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in question in United States dollars, such amount shall be translated into Canadian dollars on that date at the Canadian Dollar Equivalent thereof;

         (hh) "1933 SECURITIES ACT" means the SECURITIES ACT of 1933 of the United States, as amended, and the rules and regulations thereunder, as now in effect or as the same may from time to time be amended, re-enacted or replaced;

         (ii) "1934 EXCHANGE ACT" means the SECURITIES EXCHANGE ACT of 1934 of the United States, as amended, and the rules and regulations thereunder as now in effect or as the same may from time to time be amended, re-enacted or replaced;

         (jj)     "NOMINEE" has the meaning ascribed thereto in Subsection
                  2.2(c);

         (kk)     "OFFER TO ACQUIRE" includes:

                  (i) an offer to purchase or a solicitation of an offer to sell Voting Shares; and

                  (ii) an acceptance of an offer to sell Voting Shares, whether or not such offer to sell has been solicited;

                  or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell;

         (ll) "OFFEROR" means a Person who has announced, and has not withdrawn, an intention to make or who has made, and has not withdrawn, a Take-over Bid, other than a Person who has completed a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition;

         (mm) "OFFEROR'S SECURITIES" means Voting Shares Beneficially Owned by an Offeror on the date of the Offer to Acquire;

         (nn) "PERMITTED BID" means a Take-over Bid made by an Offeror by way of take-over bid circular which also complies with the following additional provisions:

                  (i) the Take-over Bid is made to all holders of Voting Shares as registered on the books of the Corporation, other than the Offeror;

                  (ii) the Take-over Bid contains, and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified provision that no Voting Shares will be taken up or paid for pursuant to the Take-over Bid:

                           (A) prior to the close of business on the date which is not less than 60 days following the date of the Take-over Bid; and

                           (B) only if at such date more than 50% of the Voting Shares held by Independent Shareholders shall have been deposited or tendered pursuant to the Take-over Bid and not withdrawn;

                  (iii) unless the Take-over Bid is withdrawn, the Take-over Bid contains an irrevocable and unqualified provision that Voting Shares may be deposited pursuant to such Take-over Bid at any time during the period of time described in Subparagraph 1.1(nn)(ii)(A) and that any Voting Shares deposited pursuant to the Take-over Bid may be withdrawn until taken up and paid for; and

                  (iv) unless the Take-over Bid is withdrawn, the Take-over Bid contains an irrevocable and unqualified provision that in the event that the deposit condition set forth in Subparagraph 1.1(nn)(ii)(B) is satisfied the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Voting Shares for not less than ten Business Days from the date of such public announcement;

         (oo) "PERMITTED BID ACQUISITION" means an acquisition of Voting Shares made pursuant to a Permitted Bid or a Competing Permitted Bid;

         (pp) "PERSON" includes any individual, firm, partnership, association, trust, trustee, executor, administrator, legal personal representative, body corporate, corporation, unincorporated organization, syndicate, governmental entity or other entity;

         (qq) "PLAN OF ARRANGEMENT" means the Plan of Arrangement set forth as Appendix A to the Arrangement Agreement, as amended from time to time;

         (rr) "PRO RATA ACQUISITION" means an acquisition by a Person of Voting Shares pursuant to:

                  (i)      a Dividend Reinvestment Acquisition;

                  (ii) a stock dividend, stock split or other event in respect of securities of the Corporation of one or more particular classes or series pursuant to which such

                           Person becomes the Beneficial Owner of Voting Shares on the same pro rata basis as all other holders of securities of the particular class, classes or series;

                  (iii) the acquisition or the exercise by the Person of only those rights to purchase Voting Shares distributed to that Person in the course of a distribution to all holders of securities of the Corporation of one or more particular classes or series pursuant to a rights offering or pursuant to a prospectus, provided that the Person does not thereby acquire a greater percentage of such Voting Shares so distributed than the Person's percentage of Voting Shares Beneficially Owned immediately prior to such acquisition; or

                  (iv) a distribution of Voting Shares, or securities convertible into or exchangeable for Voting Shares (and the conversion or exchange of such convertible or exchangeable securities), made pursuant to a prospectus or by way of a private placement, provided that the Person does not thereby acquire a greater percentage of such Voting Shares, or securities convertible into or exchangeable for Voting Shares, so offered than the Person's percentage of Voting Shares Beneficially Owned immediately prior to such acquisition;

         (ss)     "RECORD TIME" has the meaning ascribed thereto in Subsection
                  2.1(a);

         (tt) "REDEMPTION PRICE" has the meaning ascribed thereto in Subsection 5.1(b);

         (uu) "RIGHT" means a right to purchase a Common Share upon the terms and subject to the conditions set forth in this Agreement;

         (vv) "RIGHTS CERTIFICATE" means the certificates representing the Rights after the Separation Time, which shall be substantially in the form attached hereto as Attachment 1;

         (ww) "RIGHTS REGISTER" has the meaning ascribed thereto in Subsection 2.6(a);

         (xx) "RIGHTS REGISTRAR" has the meaning ascribed thereto in Subsection 2.6(a);

         (yy) "SECURITIES ACT" means the SECURITIES ACT, S.A. 1991, c.S-6.1, as amended, and the regulations thereunder, and any comparable or successor laws or regulations thereto;

         (zz) "SEPARATION TIME" means the close of business on the tenth Trading Day after the earlier of:

                  (i)      the Stock Acquisition Date;

                  (ii) the date of the commencement of or first public announcement of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid), or such later time as may be determined by the Board of Directors, provided that, if any Take-over Bid referred to in this Clause (ii) expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-over Bid shall be deemed, for the purposes of this definition, never to have been made; and

                  (iii) the date on which a Permitted Bid or Competing Permitted Bid ceases to be such;

         (aaa) "STOCK ACQUISITION DATE" means the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to
                  Section 141 of the SECURITIES ACT or Section 13(d) of the 1934 EXCHANGE ACT) by the Corporation or an Acquiring Person that an Acquiring Person has become such;

         (bbb) "SUBSIDIARY" a corporation is a Subsidiary of another corporation if:

                  (i)      it is controlled by:

                           (A)    that other; or

                           (B) that other and one or more corporations, each of which is controlled by that other; or

                           (C) two or more corporations, each of which is controlled by that other; or

                  (ii) it is a Subsidiary of a corporation that is that other's Subsidiary;

         (ccc) "TAKE-OVER BID" means an Offer to Acquire Voting Shares, or securities convertible into Voting Shares if, assuming that the Voting Shares or convertible securities subject to the Offer to Acquire are acquired and are Beneficially Owned at the date of such Offer to Acquire by the Person making such Offer to Acquire, such Voting Shares (including Voting Shares that may be acquired upon conversion of securities convertible into Voting Shares) together with the Offeror's Securities, constitute in the aggregate 20% or more of the outstanding Voting Shares at the date of the Offer to Acquire;

         (ddd)    "TSX" means the Toronto Stock Exchange;

         (eee) "TRADING DAY", when used with respect to any securities, means a day on which the principal Canadian stock exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian stock exchange, a Business Day;

         (fff)    "U.S.-CANADIAN EXCHANGE RATE" means, on any date:

                  (i) if on such date the Bank of Canada sets an average noon spot rate of exchange for the conversion of one United States dollar into Canadian dollars, such rate; and

                  (ii) in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars calculated in such manner as may be determined by the Board of Directors from time to time acting in good faith;

         (ggg) "U.S. DOLLAR EQUIVALENT" of any amount which is expressed in Canadian dollars means, on any date, the United States dollar equivalent of the amount determined by multiplying the amount by the Canadian-U.S. Exchange Rate in effect on such date;

         (hhh) "VOTING SHARE REDUCTION" means an acquisition or redemption by the Corporation of Voting Shares which, by reducing the number of Voting Shares outstanding, increases the proportionate number of Voting Shares Beneficially Owned by any Person to 20% or more of the Voting Shares then outstanding; and

         (iii) "VOTING SHARES" means the Common Shares and any other shares in the capital of the Corporation entitled to vote generally in the election of all directors.

1.2      CURRENCY

         All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.3      HEADINGS

         The division of this Agreement into Articles, Sections, Subsections, Paragraphs, Subparagraphs or other portions hereof and the insertion of headings, subheadings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4 CALCULATION OF NUMBER AND PERCENTAGE OF BENEFICIAL OWNERSHIP OF OUTSTANDING VOTING SHARES

         For purposes of this Agreement, the percentage of Voting Shares Beneficially Owned by any Person, shall be and be deemed to be the product (expressed as a percentage) determined by the formula:

         100 x A/B

where:

         A    =   the number of votes for the election of all directors
                  generally attaching to the Voting Shares Beneficially Owned by such Person; and

         B    =   the number of votes for the election of all directors
                  generally attaching to all outstanding Voting Shares.

Where any Person is deemed to Beneficially Own unissued Voting Shares, such Voting Shares shall be deemed to be outstanding for the purpose of calculating the percentage of Voting Shares Beneficially Owned by such Person.

1.5      ACTING JOINTLY OR IN CONCERT

         For the purposes hereof, a Person is acting jointly or in concert with every Person who, as a result of any agreement, commitment or understanding, whether formal or informal, with the first Person or any Affiliate thereof, acquires or offers to acquire Voting Shares (other than customary agreements with and between underwriters and/or banking group members and/or selling group members with respect to a public offering or private placement of securities or pledges of securities in the ordinary course of business).

1.6      GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

         Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be the recommendations at the relevant time of the Canadian Institute of Chartered Accountants, or any successor institute, applicable on a consolidated basis (unless otherwise specifically provided herein to be applicable on an unconsolidated basis) as at the date on which a calculation is made or required to be made in accordance with generally accepted accounting principles. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any document, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.


                                    ARTICLE 2
                                   THE RIGHTS

2.1      ISSUE OF RIGHTS AND CONVERTIBLE RIGHTS; LEGEND ON COMMON
         SHARE CERTIFICATES

         (a) One Right has been issued, effective at 12:01 a.m. (Calgary time) on July 30, 2001, in respect of each Common Share outstanding at 12:01 a.m. (Calgary time) on July 30, 2001 (the "Record Time") and one Right shall be issued in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time;

         (b) One Convertible Right shall be issued on the Effective Date in respect of each Convertible Share issued pursuant to the Plan of Arrangement; and

         (c) Certificates representing Common Shares which are issued after the Record Time but prior to the earlier of the Separation Time and the Expiration Time, shall also evidence one Right for each Common Share represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them, prior to the date hereof the legend set forth in Subsection 2.1(c) of the Original Agreement, which legend shall be deemed to be amended for all purposes to read the same as the legend set forth below, and after the date hereof the following legend:

                           Until the Separation Time (defined in the Agreement below), this certificate also evidences the holder's rights described in a Shareholder Rights Plan Agreement dated as of July 30, 2001, as amended and restated as of September 13, 2001 and as further amended and restated as of April 28, 2004 and as such may from time to time be amended, restated, varied or replaced (the "Agreement") between EnCana Corporation (formerly, PanCanadian Energy Corporation) (the "Corporation") and CIBC Mellon Trust Company (the "Rights Agent"), the terms of which are incorporated herein and a copy of which is available on demand without charge. Under certain circumstances set out in the Agreement, the rights may expire, may become null and void or may be evidenced by separate certificates and no longer evidenced by this certificate.

         Certificates representing Common Shares that are issued and outstanding at the Record Time shall also evidence one Right for each Common Share represented thereby, notwithstanding the absence of the foregoing legend, until the close of business on the earlier of the Separation Time and the Expiration Time.

2.2      INITIAL EXERCISE PRICE; EXERCISE OF RIGHTS; DETACHMENT OF RIGHTS

         (a) Subject to adjustment as herein set forth, each Right will entitle the holder thereof, from and after the Separation Time and prior to the Expiration Time, to purchase one Common Share for the Exercise Price (and the Exercise Price and number of Common Shares are subject to adjustment as set forth below). Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or any of its Subsidiaries shall be void.

         (b)      Until the Separation Time:

                  (i) the Rights shall not be exercisable and no Right may be exercised; and

                  (ii) each Right will be evidenced by the certificate for the associated Common Share of the Corporation registered in the name of the holder thereof (which certificate shall also be deemed to represent a Rights Certificate) and will be transferable only together with, and will be transferred by a transfer of, such associated Common Share.

         (c)      From and after the Separation Time and prior to the Expiration
                  Time:

                  (i)      the Rights shall be exercisable; and

                  (ii) the registration and transfer of Rights shall be separate from and independent of Common Shares of the Corporation.

                  Promptly following the Separation Time, the Corporation will prepare and the Rights Agent will mail to each holder of record of Common Shares as of the Separation Time (other than an Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights (a "Nominee")), and to each holder of Convertible Shares (other than an Acquiring Person or the Nominee of an Acquiring Person) at such holder's address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose):

                  (x) a Rights Certificate appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule or regulation or with any rule or regulation of any self-regulatory organization, stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage; and

                  (y) a disclosure statement prepared by the Corporation describing the Rights,

                  provided that a Nominee shall be sent the materials provided for in (x) and (y) in respect of all Common Shares or Convertible Shares of the Corporation held of record by it which are not Beneficially Owned by an Acquiring Person.

         (d) Rights may be exercised, in whole or in part, on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent:

                  (i)      the Rights Certificate evidencing such Rights;

                  (ii) an election to exercise such Rights (an "Election to Exercise") substantially in the form attached to the Rights Certificate appropriately completed and executed by the holder or his executors or administrators or other personal representatives or his or their legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and

                  (iii) payment by certified cheque, banker's draft or money order payable to the order of the Corporation, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised.

         (e) Upon receipt of a Rights Certificate, together with a completed Election to Exercise executed in accordance with Paragraph 2.2(d)(ii), which does not indicate that such Right is null and void as provided by Subsection 3.1(b), and payment as set forth in Paragraph 2.2(d)(iii), the Rights Agent (unless otherwise instructed by the Corporation in the event that the Corporation is of the opinion that the Rights cannot be exercised in accordance with this Agreement) will thereupon promptly:

                  (i) requisition from the transfer agent certificates representing the number of such Common Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agent to comply with all such requisitions);

                  (ii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares in accordance with Subsection 5.5(b);

                  (iii) after receipt of the certificates referred to in Paragraph 2.2(e)(i), deliver the same to or upon the order of the registered holder of such Rights Certificates, registered in such name or names as may be designated by such holder;

                  (iv) when appropriate, after receipt, deliver the cash referred to in Paragraph 2.2(e)(ii) to or to the order of the registered holder of such Rights Certificate; and

                  (v) tender to the Corporation all payments received on exercise of Rights.

         (f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised (subject to the provisions of Subsection 5.5(a)) will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

         (g)      The Corporation covenants and agrees that it will:

                  (i) take all such action as may be necessary and within its power to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Common Shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable;

                  (ii) take all such action as may be necessary and within its power to comply with the requirements of the CBCA, the SECURITIES ACT, the securities laws or comparable legislation of each of the provinces of Canada, the 1933 SECURITIES ACT and the 1934 EXCHANGE ACT and the rules and regulations thereunder and any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Common Shares upon exercise of Rights;

                  (iii) use reasonable efforts to cause all Common Shares issued upon exercise of Rights to be listed on the TSX or other principal stock exchanges on which such Common Shares were traded immediately prior to the Stock Acquisition Date;

                  (iv) cause to be reserved and kept available out of the authorized and unissued Common Shares, the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights;

                  (v) pay when due and payable, if applicable, any and all federal, provincial and municipal transfer taxes and charges (not including any income or capital taxes of the holder or exercising holder or any liability of the Corporation to withhold tax) which may be payable in respect of the original issuance or delivery of the Rights Certificates, or certificates for Common Shares to be issued upon exercise of any Rights, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being transferred or exercised; and

                  (vi)     after the Separation Time, except as permitted by
                           Section 5.1, not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

2.3      ADJUSTMENTS TO EXERCISE PRICE; NUMBER OF RIGHTS

         The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3.

         (a) In the event the Corporation shall at any time after the date of this Agreement:

                  (i) declare or pay a dividend on Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities of the Corporation) other than pursuant to any optional stock dividend program;

                  (ii) subdivide or change the then outstanding Common Shares into a greater number of Common Shares;

                  (iii) consolidate or change the then outstanding Common Shares into a smaller number of Common Shares; or

                  (iv) issue any Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities of the Corporation) in respect of, in lieu of or in exchange for existing Common Shares except as otherwise provided in this Section 2.3, the Exercise Price and the number of Rights outstanding, or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon exercise of Rights shall be adjusted as of the payment or effective date in the manner set forth below.

         If the Exercise Price and number of Rights outstanding are to be adjusted:

                  (x) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (or other capital stock) (the "Expansion Factor") that a holder of one Common Share immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter as a result thereof; and

                  (y) each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor,

                  and the adjusted number of Rights will be deemed to be distributed among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision, change, consolidation or issuance, so that each such Common Share (or other capital stock) will have exactly one Right associated with it.

                  For greater certainty, if the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment will be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter as a result of such dividend, subdivision, change, consolidation or issuance.

                  If, after the Record Time and prior to the Expiration Time, the Corporation shall issue any shares of capital stock other than Common Shares in a transaction of a type described in Paragraph 2.3(a)(i) or (iv), shares of such capital stock shall be treated herein as nearly equivalent to Common Shares as may be practicable and appropriate under the circumstances and the Corporation and the Rights Agent agree to amend this Agreement in order to effect such treatment. If an event occurs which would require an adjustment under both this
                  Section 2.3 and Subsection 3.1(a) hereof, the adjustment provided for in this Section 2.3 shall be in addition to and shall be made prior to any adjustment required pursuant to Subsection 3.1(a) hereof. Adjustments pursuant to Subsection 2.3(a) shall be made successively, whenever an event referred to in Subsection 2.3(a) occurs.

                  In the event the Corporation shall at any time after the Record Time and prior to the Separation Time issue any Common Shares otherwise than in a transaction referred to in this Subsection 2.3(a), each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such associated Common Share.

         (b) In the event the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to purchase Common Shares) at a price per Common Share (or, if a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares, having a conversion, exchange or exercise price, including the price required to be paid to purchase such convertible or exchangeable security or right per share) less than the Market Price per Common Share on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction:

                  (i) the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares that the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered, including the price required to be paid to purchase such convertible or exchangeable securities or rights) would purchase at such Market Price per Common Share; and

                  (ii) the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable).

                  In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, or if issued, are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed, or to the Exercise Price which would be in effect based upon the number of Common Shares (or securities convertible into, or exchangeable or exercisable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

                  For purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury or otherwise) pursuant to any Dividend Reinvestment Plan or any employee benefit, stock option or similar plans shall be deemed not to constitute an issue of rights, options or warrants by the Corporation; provided, however, that, in all such cases, the right to purchase Common Shares is at a price per share of not less than 95 per cent of the current market price per share (determined as provided in such plans) of the Common Shares.

         (c) In the event the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for the making of a distribution to all holders of Common Shares (including any such distribution made in connection with a merger or amalgamation) of evidences of indebtedness, cash (other than an annual cash dividend or a dividend referred to in Paragraph 2.3(a)(i), but including any dividend payable in other securities of the Corporation other than Common Shares), assets or rights, options or warrants (excluding those referred to in Subsection 2.3(b)), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction:

                  (i) the numerator of which shall be the Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights), on a per share basis, of the portion of the cash, assets, evidences of indebtedness, rights, options or warrants so to be distributed; and

                  (ii) the denominator of which shall be such Market Price per Common Share.

                  Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such a distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price which would have been in effect if such record date had not been fixed.

         (d) Notwithstanding anything herein to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one per cent in the Exercise Price; provided, however, that any adjustments which by reason of this Subsection 2.3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Section 2.3 shall be made to the nearest cent or to the nearest ten-thousandth of a share. Notwithstanding the first sentence of this Subsection 2.3(d), any adjustment required by Section
                  2.3 shall be made no later than the earlier of:

                  (i) three years from the date of the transaction which gives rise to such adjustment; or

                  (ii)     the Expiration Date.

         (e) In the event the Corporation shall at any time after the Record Time and prior to the Separation Time issue any shares of capital stock (other than Common Shares), or rights, options or warrants to subscribe for or purchase any such capital stock, or securities convertible into or exchangeable for any such capital stock, in a transaction referred to in Paragraphs 2.3(a)(i) or (iv), if the Board of Directors acting in good faith determines that the adjustments contemplated by Subsections 2.3(a), (b) and (c) in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Board of Directors may determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding Subsections 2.3(a), (b) and
                  (c), such adjustments, rather than the adjustments contemplated by Subsections 2.3(a), (b) and (c), shall be made. The Corporation and the Rights Agent shall have authority to amend this Agreement in accordance with Subsections 5.4(b) and 5.4(c), as the case may be, to provide for such adjustments.

         (f) Each Right originally issued by the Corporation subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of a Right immediately prior to such issue, all subject to further adjustment as provided herein.

         (g) Irrespective of any adjustment or change in the Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per Common Share and the number of Common Shares which were expressed in the initial Rights Certificates issued hereunder.

         (h) In any case in which this Section 2.3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the

                  Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

         (i) Notwithstanding anything contained in this Section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 2.3, as and to the extent that in their good faith judgment the Board of Directors determines to be advisable, in order that any:

                  (i)      consolidation or subdivision of Common Shares;

                  (ii) issuance (wholly or in part for cash) of Common Shares or securities that by their terms are convertible into or exchangeable for Common Shares;

                  (iii)    stock dividends; or

                  (iv) issuance of rights, options or warrants referred to in this Section 2.3,

                  hereafter made by the Corporation to holders of its Common Shares, shall not be taxable to such shareholders.

         (j) Whenever an adjustment to an Exercise Price or a change in the securities purchasable upon exercise of the Rights is made pursuant to this Section 2.3, the Corporation shall promptly:

                  (i) file with the Rights Agent and with the transfer agent for the Corporation a certificate specifying the particulars of such adjustment or change; and

                  (ii) cause notice of the particulars of such adjustment or change to be given to the holders of the Rights.

                  Failure to file such certificate or to cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of any such adjustment or change.

2.4      DATE ON WHICH EXERCISE IS EFFECTIVE

         Each Person in whose name any certificate for Common Shares or other securities, if applicable, is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares or other securities, if applicable, represented thereon, and such certificate shall be dated the date upon which the Rights Certificate evidencing such Rights was duly surrendered in accordance with Subsection 2.2(d) (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Corporation are open.

2.5      EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS CERTIFICATES

         (a) The Rights Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, President or any Vice-President and by its Corporate Secretary or any Assistant Secretary under the corporate seal of the Corporation reproduced thereon. The signature of any of these officers on the Rights Certificates may be manual or by facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices either before or after the countersignature and delivery of such Rights Certificates.

         (b) Promptly after the Corporation learns of the Separation Time, the Corporation will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature, and the Rights Agent shall countersign (manually or by facsimile signature in a manner satisfactory to the Corporation) and send such Rights Certificates to the holders of the Rights pursuant to Subsection 2.2(c) hereof. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

         (c) Each Rights Certificate shall be dated the date of countersignature thereof.

2.6      REGISTRATION, TRANSFER AND EXCHANGE

         (a) The Corporation will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed registrar for the Rights (the "Rights Registrar") for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided and the Rights Agent hereby accepts such appointment. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

                  After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Subsection 2.6(c), the Corporation will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

         (b) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

         (c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer satisfactory in form to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Rights Agent) connected therewith.

2.7      MUTILATED, DESTROYED, LOST AND STOLEN RIGHTS CERTIFICATES

         (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

         (b) If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time:

                  (i) evidence to their reasonable satisfaction of the destruction, loss or theft of any Rights Certificate; and

                  (ii) such security or indemnity as may be reasonably required by them to save each of them and any of their agents harmless;

                  then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a BONA FIDE purchaser, the Corporation shall execute and upon the Corporation's request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the destroyed, lost or stolen Rights Certificate.

         (c) As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Rights Agent) connected therewith.

         (d)      Every new Rights Certificate issued pursuant to this Section
                  2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence the contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

2.8      PERSONS DEEMED OWNERS OF RIGHTS

         The Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, of the associated Common Shares).

2.9      DELIVERY AND CANCELLATION OF CERTIFICATES

         All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall, subject to applicable laws, and its ordinary business practices, destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

2.10     AGREEMENT OF RIGHTS HOLDERS

         Every holder of Rights, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights:

         (a) to be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

         (b) that prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share certificate representing such Right;

         (c) that after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

         (d) that prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

         (e) that such holder of Rights has waived his right to receive any fractional Rights or any fractional shares or other securities upon exercise of a Right (except as provided herein);

         (f) that, subject to the provisions of Section 5.4, without the approval of any holder of Rights or Voting Shares and upon the sole authority of the Board of Directors, acting in good faith, this Agreement may be supplemented or amended from time to time to cure any ambiguity or to correct or supplement any provision contained herein which may be inconsistent with the intent of this Agreement or is otherwise defective, as provided herein; and

         (g) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

2.11     RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER

         No holder, as such, of any Rights or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose whatsoever the holder of any Common Share or any other share or security of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed or deemed or confer upon the holder of any Right or Rights Certificate, as such, any right, title, benefit or privilege of a holder of Common Shares or any other shares or securities of the Corporation or any right to vote at any meeting of shareholders of the Corporation whether for the election of directors or otherwise or upon any matter submitted to holders of Common Shares or any other shares of the Corporation at any meeting thereof, or to give or withhold consent to any action of the Corporation, or to receive notice of any meeting or other action affecting any holder of Common Shares or any other shares of the Corporation except as expressly provided herein, or to receive dividends, distributions or subscription rights, or otherwise, until the Right or Rights evidenced by Rights Certificates shall have been duly exercised in accordance with the terms and provisions hereof.


                                    ARTICLE 3
                            ADJUSTMENTS TO THE RIGHTS

3.1      FLIP-IN EVENT

         (a) Subject to Subsection 3.1(b) and Section 5.1, if prior to the Expiration Time a Flip-in Event occurs, each Right shall constitute, effective at the close of business on the tenth Trading Day after the Stock Acquisition Date, the right to purchase from the Corporation, upon exercise thereof in accordance with the terms hereof, that number of Common Shares having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section
                  2.3 in the event that after such consummation or occurrence, an event of a type analogous to any of the events described in
                  Section 2.3 shall have occurred).

         (b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time or the Stock Acquisition Date by:

                  (i) an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person); or

                  (ii) a transferee of Rights, directly or indirectly, from an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person), where such transferee becomes a transferee concurrently with or subsequent to the Acquiring Person becoming such in a transfer that the Board of Directors has determined is part of a plan, arrangement or scheme of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person), that has the purpose or effect of avoiding Paragraph 3.1(b)(i), shall become null and void without any further action, and any holder of such Rights (including transferees) shall thereafter have no right to exercise such Rights under any provision of this Agreement and further shall thereafter not have any other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.

         (c) From and after the Separation Time, the Corporation shall do all such acts and things as shall be necessary and within its power to ensure compliance with the provisions of this Section 3.1, including without limitation, all such acts and things as may be required to satisfy the requirements of the CBCA, the SECURITIES ACT and the securities laws or comparable legislation of each of the provinces of Canada and of the United States and each of the states thereof in respect of the issue of Common Shares upon the exercise of Rights in accordance with this Agreement.

         (d) Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either Paragraph 3.1(b)(i) or
                  (ii) or transferred to any nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

                           The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Shareholder Rights Plan Agreement) or a Person who was acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an Acquiring Person. This Rights Certificate and the Rights represented hereby are void or shall become void in the circumstances specified in Subsection 3.1(b) of the Shareholder Rights Plan Agreement.

         provided, however, that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall impose such legend only if instructed to do so by the Corporation in writing or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not a Person described in such legend.


                                    ARTICLE 4
                                THE RIGHTS AGENT

4.1      GENERAL

         (a) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of the Rights and the Convertible Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-Rights Agents ("Co-Rights Agents") as it may deem necessary or desirable, subject to the approval of the Rights Agent. In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and Co-Rights Agents shall be as the Corporation may determine, with the approval of the Rights Agent and the Co-Rights Agent. The Corporation agrees to pay all reasonable fees and expenses of the Rights Agent in respect of the performance of its duties under this Agreement. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement or the resignation or removal of the Rights Agent.

         (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Shares or Convertible Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, opinion, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

         (c) The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and, at any time upon request, shall provide to the Rights Agent an incumbency certificate certifying the then current officers of the Corporation.

4.2      MERGER, AMALGAMATION OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT

         (a) Any corporation into which the Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation, statutory arrangement or consolidation to which the Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. If, at the time such successor Rights Agent succeeds to the agency created by this Agreement, any of the Rights Certificates have been countersigned but not delivered, the successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and if, at that time, any of the Rights have not been countersigned, any successor Rights Agent may countersign such Rights Certificates in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

         (b) If, at any time, the name of the Rights Agent is changed and at such time any of the Rights Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and if, at that time, any of the Rights Certificates have not been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.3      DUTIES OF RIGHTS AGENT

         The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, all of which the Corporation and the holders of certificates for Common Shares and Convertible Shares and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

         (a) the Rights Agent, at the expense of the Corporation, may consult with and retain legal counsel (who may be legal counsel for the Corporation) and such other experts as it reasonably considers necessary to perform its duties hereunder, and the opinion of such counsel or other expert will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion;

         (b) whenever in the performance of its duties under this Agreement, the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof is specifically prescribed herein) is deemed to be conclusively proved and established by a certificate signed by a Person believed by the Rights Agent to be the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, any Vice-President, Treasurer, Corporate Secretary, or any Assistant Secretary of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate;

         (c) the Rights Agent will be liable hereunder for its own negligence, bad faith or wilful misconduct;

         (d) the Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Shares or Convertible Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only;

         (e) the Rights Agent will not have any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate for a Common Share or a Convertible Share or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exerciseability of the Rights (including the Rights becoming void pursuant to Subsection 3.1(b) hereof) or any adjustment required under the provisions of Section 2.3 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 describing any such adjustment); nor is it deemed by any act hereunder to make any representation or warranty as to the authorization of any Common Shares or Convertible Shares to be issued pursuant to this Agreement or any Rights or Convertible Rights or as to whether any Common Shares or Convertible Shares will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable;

         (f) the Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement;

         (g) the Rights Agent is hereby authorized and directed to accept instructions in writing with respect to the performance of its duties hereunder from any individual believed by the Rights Agent to be the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, any Vice-President, Treasurer, Corporate Secretary or any Assistant Secretary of the Corporation, and to apply to such individuals for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such individual;

         (h) the Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Convertible Shares, Rights, Convertible Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights

                  Agent under this Agreement and nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity; and

         (i) the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

4.4      CHANGE OF RIGHTS AGENT

         The Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days' notice (or such lesser notice as is acceptable to the Corporation) in writing mailed to the Corporation and to each transfer agent of Common Shares and Convertible Shares by registered or certified mail. The Corporation may remove the Rights Agent upon 60 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Shares and Convertible Shares by registered or certified mail. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 60 days after removal or after it has been notified in writing of the resignation or incapacity by the resigning or incapacitated Rights Agent, then by prior written notice to the Corporation the resigning Rights Agent or the holder of any Rights or Convertible Rights (which holder shall, with such notice, submit such holder's Rights Certificate, if any, for inspection by the Corporation), may apply to a court of competent jurisdiction for the appointment of a new Rights Agent, at the Corporation's expense. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in the Province of Alberta. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent, upon receipt of all outstanding fees and expenses owing to it, shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and Convertible Shares and mail a notice thereof in writing to the holders of the Rights and Convertible Shares in accordance with Section 5.9. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of any successor Rights Agent, as the case may be.


                                    ARTICLE 5
                                  MISCELLANEOUS

5.1      REDEMPTION AND WAIVER

         (a) The Board of Directors acting in good faith may, until the occurrence of a Flip-in Event, upon prior written notice delivered to the Rights Agent, waive the application of
                  Section 3.1 to a particular Flip-in Event that would result from a Take-over Bid made by way of take-over bid circular to all holders of Voting Shares (which for greater certainty shall not include the circumstances described in Subsection 5.1(h)); provided that if the Board of Directors waives the application of Section 3.1 to a particular Flip-in Event pursuant to this Subsection 5.1(a), the Board of Directors shall be deemed to have waived the application of Section 3.1 to any other Flip-in Event occurring by reason of any Take-over Bid which is made by means of a take-over bid circular to all holders of Voting Shares prior to the expiry of any Take-over Bid (as the same may be extended from time to time) in respect of which a waiver is, or is deemed to have been, granted under this Subsection 5.1(a).

         (b) Subject to the prior consent of the holders of the Voting Shares or the Rights as set forth in Subsections 5.4(b) or
                  (c), the Board of Directors acting in good faith may, at its option, at any time prior to the provisions of Section 3.1 becoming applicable as a result of the occurrence of a Flip-in Event, elect to redeem all but not less than all of the outstanding Rights and Convertible Rights at a redemption price of $0.000001 per Right or Convertible Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 if an event of the type analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the "Redemption Price").

         (c) Where, pursuant to a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition under Subsection 5.1(a), a Person acquires outstanding Voting Shares, other than Voting Shares Beneficially Owned by such Person at the date of the Permitted Bid, the Competing Permitted Bid or the Exempt Acquisition under Subsection 5.1(a), then the Board of Directors shall immediately upon the consummation of such acquisition without further formality and without any approval under Subsection 5.4(b) or (c) be deemed to have elected to redeem the Rights and Convertible Rights at the Redemption Price.

         (d) Where a Take-over Bid that is not a Permitted Bid Acquisition is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all the outstanding Rights and Convertible Rights at the Redemption Price.

         (e) If the Board of Directors is deemed under Subsection 5.1(c) to have elected, or elects under either of Subsection 5.1(b) or
                  (d), to redeem the Rights and Convertible Rights, the right to exercise the Rights and Convertible Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights and Convertible Rights shall be to receive the Redemption Price.

         (f) Within ten days after the Board of Directors is deemed under Subsection 5.1(c) to have elected, or elects under Subsections 5.1(b) or (d), to redeem the Rights and Convertible Rights, the Corporation shall give notice of redemption to the holders of the then outstanding Rights and Convertible Rights by mailing such notice to each such holder at his last address as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the transfer agent for the Voting Shares or Convertible Shares. Any notice which is mailed in the manner provided herein shall be deemed given, whether or not the holder receives the notice. Each notice of redemption will state the method by which the payment of the Redemption Price will be made.

         (g) Upon the Rights and Convertible Rights being redeemed pursuant to Subsection 5.1(d), all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights and Convertible Rights held by each holder of record of Common Shares and Convertible Shares as of the Separation Time had not been mailed to each such holder and for all purposes of this Agreement the Separation Time shall be deemed not to have occurred and the Rights shall remain attached to the outstanding Common Shares and the Convertible Rights shall remain attached to the Convertible Shares, subject to and in accordance with the provisions of this Agreement.

         (h)      The Board of Directors may waive the application of Section
                  3.1 in respect of the occurrence of any Flip-in Event if the Board of Directors has determined within ten Trading Days following a Stock Acquisition Date that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person under this Agreement and, in the event that such a waiver is granted by the Board of Directors, such Stock Acquisition Date shall be deemed not to have occurred. Any such waiver pursuant to this Subsection 5.1(h) must be on the condition that such Person, within 14 days after the foregoing determination by the Board of Directors or such earlier or later date as the Board of Directors may determine (the "Disposition Date"), has reduced its Beneficial Ownership of Voting Shares so that the Person is no longer an Acquiring Person. If the Person remains an Acquiring Person at the close of business on the Disposition Date, the Disposition Date shall be deemed to be the date of occurrence of a further Stock Acquisition Date and
                  Section 3.1 shall apply thereto.

         (i) The Corporation shall give prompt written notice to the Rights Agent of any waiver of the application of Section 3.1 made by the Board of Directors under this Section 5.1.

5.2      EXPIRATION

         No Person shall have any rights whatsoever pursuant to this Agreement or in respect of any Right or Convertible Right after the Expiration Time, except the Rights Agent as specified in Subsection 4.1(a) of this Agreement.

5.3      ISSUANCE OF NEW RIGHTS CERTIFICATES

         Notwithstanding any of the provisions of this Agreement, the Rights or the Convertible Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of securities purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.4      SUPPLEMENTS AND AMENDMENTS

         (a) The Corporation may make amendments to this Agreement to correct any clerical or typographical error or, subject to Subsection 5.4(e), which are required to maintain the validity of this Agreement as a result of any change in any applicable legislation, rules or regulations thereunder. The Corporation may, prior to April 28, 2004, supplement or amend this Agreement without the approval of any holders of Rights, Convertible Rights or Voting Shares in order to make any changes which the Board of Directors acting in good faith may deem necessary or desirable. Notwithstanding anything in this
                  Section 5.4 to the contrary, no such supplement or amendment shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent to such supplement or amendment.

         (b) Subject to Subsection 5.4(a), the Corporation may, with the prior consent of the holders of Voting Shares obtained as set forth below, at any time prior to the Separation Time, amend, vary or rescind any of the provisions of this Agreement and the Rights, (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if the action requiring such approval is authorized by the affirmative vote of a majority of the votes cast by Independent Shareholders present or represented at and entitled to be voted at a meeting of the holders of Voting Shares duly called and held in compliance with applicable laws and the articles and by-laws of the Corporation.

         (c) The Corporation may, with the prior consent of the holders of Rights, at any time on or after the Separation Time, amend, vary or delete any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally), provided that no such amendment, variation or deletion shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent thereto. Such consent shall be deemed to have been given if such amendment, variation or deletion is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders and representing 50% plus one of the votes cast in respect thereof.

         (d) Any approval of the holders of Rights shall be deemed to have been given if the action requiring such approval is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders of Rights and representing a majority of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are void pursuant to the provisions hereof) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation's by-laws and the CBCA with respect to meetings of shareholders of the Corporation.

         (e) Any amendments made by the Corporation to this Agreement pursuant to Subsection 5.4(a) which are required to maintain the validity of this Agreement as a result of any change in applicable legislation, rule or regulation thereunder shall:

                  (i) if made before the Separation Time, be submitted to the shareholders of the Corporation at the next meeting of shareholders and the shareholders may, by the majority referred to in Subsection 5.4(b), confirm or reject such amendment; or

                  (ii) if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of shareholders of the Corporation and the holders of Rights may, by resolution passed by the majority referred to in Subsection 5.4(d), confirm or reject such amendment.

                  Any such amendment shall be effective from the date of the resolution of the Board of Directors adopting such amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment is confirmed, it continues in effect in the form so confirmed. If such amendment is rejected by the shareholders or the holders of Rights or is not submitted to the shareholders or the holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to amend this Agreement to substantially the same effect shall be effective until confirmed by the shareholders or holders of Rights as the case may be.

5.5      FRACTIONAL RIGHTS AND FRACTIONAL SHARES

         (a) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. After the Separation Time, in lieu of issuing fractional Rights, the Corporation shall pay to the holders of record of the Rights Certificates (provided the Rights represented by such Rights Certificates are not void pursuant to the provisions of Subsection 3.1(b), at the time such fractional Rights would otherwise be issuable), an amount in cash equal to the fraction of the Market Price of one whole Right that the fraction of a Right that would otherwise be issuable is of one whole Right.

         (b) The Corporation shall not be required to issue fractions of Common Shares upon exercise of Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares, the Corporation shall pay to the registered holders of Rights Certificates, at the time such Rights are exercised as herein provided, an amount in cash equal to the fraction of the Market Price of one Common Share that the fraction of a Common Share that would otherwise be issuable upon the exercise of such Right is of one whole Common Share at the date of such exercise.

5.6      RIGHTS OF ACTION

         Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights and Convertible Rights. Any holder of Rights or Convertible Rights, without the consent of the Rights Agent or of the holder of any other Rights or Convertible Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights or Convertible Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce such holder's right to exercise such holder's Rights or Convertible Rights, or Rights or Convertible Rights to which such holder is entitled, in the manner provided in such holder's Rights or Convertible Rights and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights or Convertible Rights, it is specifically acknowledged that the holders of Rights and Convertible Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

5.7      REGULATORY APPROVALS

         Any obligation of the Corporation or action or event contemplated by this Agreement shall be subject to the receipt of requisite approval or consent from any governmental or regulatory authority, and without limiting the generality of the foregoing, necessary approvals of the TSX and other exchanges shall be obtained, in relation to the issuance of Common Shares upon the exercise of Rights under Subsection 2.2(d).

5.8      DECLARATION AS TO NON-CANADIAN OR NON-U.S. HOLDERS

         If in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance by the Corporation with the securities laws or comparable legislation of a jurisdiction outside Canada, the Board of Directors acting in good faith shall take such actions as it may deem appropriate to ensure such compliance. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to persons who are citizens, residents or nationals of any jurisdiction other than Canada or the United States, in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

5.9      NOTICES

         (a) Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights or Convertible Rights to or on the Corporation shall be sufficiently given or made if delivered, sent by registered or certified mail, postage prepaid (until another address is filed in writing with the Rights Agent), or sent by facsimile or other form of recorded electronic communication, charges prepaid and confirmed in writing, as follows:

                      EnCana Corporation
                      1800, Bankers Hall East
                      855 - 2nd Street S.W.
                      Calgary, Alberta T2P 2S5

                      Attention:   General Counsel & Corporate Secretary
                      Fax No.      (403) 645-4617

         (b) Notices or demands authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Rights or Convertible Rights to or on the Rights Agent shall be sufficiently given or made if delivered, sent by registered or certified mail, postage prepaid (until another address is filed in writing with the Corporation), or sent by facsimile or other form of recorded electronic communication, charges prepaid and confirmed in writing, as follows:

                      CIBC Mellon Trust Company
                      600, The Dome Tower
                      333 - 7th Avenue S.W.
                      Calgary, Alberta T2P 2Z1

                      Attention:   Manager, Corporate Services
                      Fax No.:     (403) 264-2100

         (c) Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights or Convertible Rights shall be sufficiently given or made if delivered or sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the register of the Rights Agent or, prior to the Separation Time, on the register of the Corporation for its Common Shares or Convertible Shares. Any notice which is mailed or sent in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

         (d) Any notice given or made in accordance with this Section 5.9 shall be deemed to have been given and to have been received on the day of delivery, if so delivered, on the third Business Day (excluding each day during which there exists any general interruption of postal service due to strike, lockout or other cause) following the mailing thereof, if so mailed, and on the day of telegraphing, telecopying or sending of the same by other means of recorded electronic communication (provided such sending is during the normal business hours of the addressee on a Business Day and if not, on the first Business Day thereafter). Each of the Corporation and the Rights Agent may from time to time change its address for notice by notice to the other given in the manner aforesaid.

5.10     COSTS OF ENFORCEMENT

         The Corporation agrees that if the Corporation fails to fulfil any of its obligations pursuant to this Agreement, then the Corporation will reimburse the holder of any Rights or Convertible Rights for the costs and expenses (including legal fees) incurred by such holder to enforce his rights pursuant to any Rights, Convertible Rights or this Agreement.

5.11     SUCCESSORS

         All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and enure to the benefit of their respective successors and assigns hereunder.

5.12     BENEFITS OF THIS AGREEMENT

         Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights and Convertible Rights any legal or equitable right, remedy or claim under this Agreement; further, this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights and the Convertible Rights.

5.13     GOVERNING LAW

         This Agreement and each Right and Convertible Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Alberta and for all purposes shall be governed by and construed in accordance with the laws of such Province applicable to contracts to be made and performed entirely within such Province.

5.14     SEVERABILITY

         If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective only as to such jurisdiction and to the extent of such invalidity or unenforceability in such jurisdiction without invalidating or rendering unenforceable or ineffective the remaining terms and provisions hereof in such jurisdiction or the application of such term or provision in any other jurisdiction or to circumstances other than those as to which it is specifically held invalid or unenforceable.

5.15     COMING INTO EFFECT

         This Agreement replaces and supersedes the Original Agreement and is effective and in full force and effect in accordance with its terms from and after the reconfirmation by resolution passed by a majority of greater than 50 percent of the votes cast by all holders of Voting Shares of the Corporation who vote in respect of reconfirmation of this Agreement at the annual and special meeting of the Corporation's shareholders held on April 28, 2004 or any adjournment or postponement thereof.

5.16     RECONFIRMATION

         This Agreement must be reconfirmed by a resolution passed by a majority of greater than 50 percent of the votes cast by all holders of Voting Shares who vote in respect of such reconfirmation at the annual meeting of the Corporation to be held in 2007 and at every third annual meeting of the Corporation thereafter. If the Agreement is not so reconfirmed or is not presented for reconfirmation at each such annual meeting, the Agreement and all outstanding Rights and Convertible Rights shall terminate and be void and of no further force and effect on and from the date of termination of any such meeting; provided that termination shall not occur if a Flip-in Event has occurred (other than a Flip-in Event which has been waived pursuant to Subsections 5.1(a) or (h) hereof), prior to the date upon which this Agreement would otherwise terminate pursuant to this Section 5.16.

5.17     DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS

         All actions, calculations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors, in good faith, for the purposes hereof shall not subject the Board of Directors or any director of the Corporation to any liability to the holders of the Rights or the Convertible Rights.

5.18     TIME OF THE ESSENCE

         Time shall be of the essence in this Agreement.

5.19     EXECUTION IN COUNTERPARTS

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.


                                   ARTICLE 6
                               CONVERTIBLE RIGHTS

6.1      CONVERTIBLE SHARE CERTIFICATES

         Certificates for the Convertible Shares shall evidence one Convertible Right for each Convertible Share represented thereby and each Convertible Right will be transferable only together with, and will be transferred by a transfer of, such Convertible Share. Notwithstanding any other provision of this Agreement, any Convertible Rights held by the Corporation or any of its Subsidiaries shall be void.

6.2      CONVERSION OF CONVERTIBLE RIGHTS

         (a) Each Convertible Right will entitle the holder thereof, prior to the earlier of the Separation Time and the Expiration Time, to one Right for each whole Common Share issued to the holder upon due exercise of the conversion privilege attached to the Convertible Share associated with such Convertible Right without any further payment therefor, and upon such issuance of a Common Share, the Convertible Right shall be deemed to have been automatically converted into one Right for each Common Share so issued. The holder of a Convertible Right shall not be entitled to, and the Corporation shall not be required to issue, any fraction of a Right or any payment in lieu thereof on exercise of such conversion privilege.

         (b) In the event the Separation Time has occurred, each Convertible Right will entitle the holder thereof to one Right for each whole Common Share into which his Convertible Shares are then convertible at the then applicable conversion price and, as of the Separation Time, such holder's Convertible Rights shall be deemed to have automatically become one Right for each such whole Common Share.

6.3      PERSONS DEEMED OWNERS

         The Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name a share certificate for a Convertible Share is registered as the absolute owner thereof and of the Convertible Rights evidenced thereby for all purposes whatsoever. As used in this Article 6, unless the context otherwise requires, the term "holder" of any Convertible Rights shall mean the registered holder of the associated Convertible Share.

6.4      AGREEMENT OF CONVERTIBLE RIGHTS HOLDERS

         Every holder of Convertible Rights by accepting the same consents and agrees with the Corporation and the Rights Agent and with every other holder of Convertible Rights that:

         (a) he will be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Convertible Rights held;

         (b) each Convertible Right will be transferable only together with, and will be transferred by a transfer of, the associated Convertible Share; and

         (c) the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the person in whose name the associated Convertible Share certificate is registered as the absolute owner thereof and of the Convertible Rights evidenced thereby (notwithstanding any notations of ownership or writing on such associated Convertible Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        ENCANA CORPORATION


                                        By: /s/ Brian C. Ferguson
                                            ------------------------------------
                                            Brian C. Ferguson
                                            Executive Vice-President, Corporate
                                            Development


                                        By: /s/ Kerry D. Dyte
                                            ------------------------------------
                                            Kerry D. Dyte
                                            Corporate Secretary
                                                                             c/s


                                        CIBC MELLON TRUST COMPANY


                                        By: /s/ Frances van der Basch
                                            ------------------------------------
                                            Frances van der Basch
                                            Manager, Client Relations



                                        By: /s/ Norma Blasetti
                                            ------------------------------------
                                            Norma Blasetti
                                            Manager, Client Relations

                                                                             c/s

                                  ATTACHMENT 1

                               ENCANA CORPORATION

                        SHAREHOLDER RIGHTS PLAN AGREEMENT

                          [FORM OF RIGHTS CERTIFICATE]


Certificate No. _______                                        Rights _________


THE RIGHTS ARE SUBJECT TO TERMINATION ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SUBSECTION 3.1(B) OF THE SHAREHOLDER RIGHTS PLAN AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR CERTAIN RELATED PARTIES, OR TRANSFEREES OF AN ACQUIRING PERSON OR CERTAIN RELATED PARTIES, MAY BECOME VOID.

                               RIGHTS CERTIFICATE

         This certifies that , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Plan Agreement, dated as of July 30, 2001, as amended and restated as of September 13, 2001 and as further amended and restated as of April 28, 2004, as the same may be amended, restated, varied or replaced from time to time (the "Shareholder Rights Plan Agreement"), between EnCana Corporation (formerly, PanCanadian Energy Corporation) (the "Corporation"), a corporation duly incorporated under the CANADA BUSINESS CORPORATIONS ACT and CIBC Mellon Trust Company, a trust company incorporated under the laws of Canada (the "Rights Agent") (which term shall include any successor Rights Agent under the Shareholder Rights Plan Agreement), to purchase from the Corporation at any time after the Separation Time (as such term is defined in the Shareholder Rights Plan Agreement) and prior to the Expiration Time (as such term is defined in the Shareholder Rights Plan Agreement), one fully paid common share of the Corporation (a "Common Share") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise (in the form provided hereinafter) duly executed and submitted to the Rights Agent at its principal office in any of the cities of Calgary, Vancouver, Toronto and Montreal or to the principal office of Mellon Investor Services LLC in New York City, New York. The Exercise Price shall initially be $o (Cdn.) per Right and shall be subject to adjustment in certain events as provided in the Shareholder Rights Plan Agreement.

         In certain circumstances described in the Shareholder Rights Plan Agreement, the number of Common Shares which each Right entitles the registered holder thereof to purchase shall be adjusted as provided in the Shareholder Rights Plan Agreement.

         This Rights Certificate is subject to all of the terms and provisions of the Shareholder Rights Plan Agreement, which terms and provisions are incorporated herein by reference and made a part hereof and to which Shareholder Rights Plan Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Copies of the Shareholder Rights Plan Agreement are available at the registered office of the Corporation.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Shareholder Rights Plan Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at a redemption price of $0.000001 per Right, subject to adjustment in certain events, under certain circumstances at its option.

         No fractional Common Shares will be issued upon the exercise of any Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Shareholder Rights Plan Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Shareholder Rights Plan Agreement or herein be construed to confer upon the holder hereof, as such, any of the Rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Shareholder Rights Plan Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Shareholder Rights Plan Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.

Date:
      --------------------------


ENCANA CORPORATION


By:
         ---------------------------------------------

By:
         ---------------------------------------------


Countersigned:

CIBC MELLON TRUST COMPANY


By:
         ---------------------------------------------

By:
         ---------------------------------------------

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.) FOR VALUE RECEIVED_________________________________________

hereby sells, assigns and transfers unto _______________________________________

________________________________________________________________________________

                 (Please print name and address of transferee.)

the Rights represented by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________, as attorney, to transfer the within Rights on the books of the Corporation, with full power of substitution.


Dated: ___________________________

Signature Guaranteed:                                    Signature

                                            (Signature must correspond to name
                                            as written upon the face of this
                                            Rights Certificate in every
                                            particular, without alteration or
                                            enlargement or any change
                                            whatsoever.)


         Signature must be guaranteed by a Canadian chartered bank, a Canadian trust company, a member of a recognized stock exchange or a member of the Securities Transfer Association Medallion (STAMP) Program.


.................................................................................


                                   CERTIFICATE

                           (To be completed if true.)

         The undersigned party transferring Rights hereunder, hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate thereof. Capitalized terms shall have the meaning ascribed thereto in the Shareholder Rights Plan Agreement.



                                                 -------------------------------
                                                          Signature


.................................................................................
                   (To be attached to each Rights Certificate)

                          FORM OF ELECTION TO EXERCISE

(To be exercised by the registered holder if such holder desires to exercise the Rights Certificate.)

TO:      __________________________________

         The undersigned hereby irrevocably elects to exercise _________________ whole Rights represented by the attached Rights Certificate to purchase the Common Shares or other securities, if applicable, issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of:

________________________________________________________________________________
(Name)

________________________________________________________________________________
(Address)

________________________________________________________________________________
(City and Province)

________________________________________________________________________________
Social Insurance Number or other taxpayer identification number.

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:


________________________________________________________________________________
(Name)

________________________________________________________________________________
(Address)

________________________________________________________________________________
(City and Province)

________________________________________________________________________________
Social Insurance Number or other taxpayer identification number.

Dated: _______________________________

Signature Guaranteed:                                     Signature

                                            (Signature must correspond to name
                                            as written upon the face of this
                                            Rights Certificate in every
                                            particular, without alteration or
                                            enlargement or any change
                                            whatsoever.) Signature must be
                                            guaranteed by a Canadian chartered
                                            bank, a Canadian trust company, a
                                            member of a recognized stock
                                            exchange or a member of the
                                            Securities Transfer Association
                                            Medallion (STAMP) Program.


.................................................................................

                                   CERTIFICATE

                           (To be completed if true.)

         The undersigned party exercising Rights hereunder, hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate thereof. Capitalized terms shall have the meaning ascribed thereto in the Shareholder Rights Plan Agreement.


                                                   ----------------------------
                                                         Signature


.................................................................................
(To be attached to each Rights Certificate)



                                     NOTICE

         In the event the certification set forth above in the Forms of Assignment and Election is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof. No Rights Certificates shall be issued in exchange for a Rights Certificate owned or deemed to have been owned by an Acquiring Person or an Affiliate or Associate thereof, or by a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate thereof.